SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

3801 W. Hillsboro Blvd.

Deerfield Beach, Florida 33442

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As earlier reported, on May 15, 2006, eDiets.com, Inc. (the “Company”) and its newly-formed, wholly-owned subsidiary Nutrio Acquisition Corp. (“Merger Sub”), entered into an Agreement and Plan of Merger with Nutrio.com, Inc., (“Nutrio”), Scot Hunter, as representative for the stockholders and optionholders of Nutrio, and Nutrio’s principal stockholders, Stephen Rattner and Michael Feinberg (the “Merger Agreement”). As of May 18, 2006, the merger was completed, and Nutrio became a wholly-owned subsidiary of the Company (the “Merger”).

In accordance with the terms of the Merger Agreement, the Company entered into an Escrow Agreement with the stockholders and optionholders of Nutrio and Elliot P. Borkson, P.A., as escrow agent. Pursuant to the Escrow Agreement, the Company placed $250,000 in escrow as security for breaches of representations, warranties or covenants of Nutrio, Nutrio’s stockholders and/or Nutrio’s optionholders under the Merger Agreement or for any Working Capital Adjustment (as defined in the Merger Agreement) payment owed to the Company under the Merger Agreement. The funds held in escrow will be retained until the later of (i) the satisfaction of any pending but unpaid claims for indemnification against Nutrio, any Nutrio stockholder or any Nutrio optionholder, (ii) November 18, 2006; and (iii) 20 days after the date on which Nutrio’s working capital is determined.

As of May 18, 2006, the Company entered into a two-year employment agreement (“Employment Agreement”) with Stephen Rattner, Nutrio’s sole director and President, pursuant to which Mr. Rattner will serve as the President of Nutrio, after the Merger. Under the terms the Employment Agreement, Mr. Rattner is entitled to an annual base salary of $240,000, and a discretionary bonus and equity compensation, each comparable to that which is provided to similarly situated executive officers of the Company during the term of the Employment Agreement.

The Company may terminate the Employment Agreement “for cause,” as defined therein, or without cause upon 30 days’ notice. Mr. Rattner may terminate the Employment Agreement for “good reason,” as defined therein, or without good reason upon 30 days’ notice. Upon termination by the Company without cause or by Mr. Rattner for good reason, the Company will be obligated to pay Mr. Rattner a severance allowance of an amount equal to six months’ of Mr. Rattner’s base salary, plus one month for each year of service to the Company, at Mr. Rattner’s then current base salary, plus all accrued but unpaid allowances, expense reimbursements, bonuses, and commissions. Upon termination by the Company due to a “change of control,” as defined in the Employment Agreement, the Company will pay Mr. Rattner a severance allowance of an amount equal to 12 months’ of Mr. Rattner’s then current base salary. If the Employment Agreement is terminated by the Company without cause, by Mr. Rattner for good reason or upon change of control prior to the end of the first Measurement Year (as defined in the Merger Agreement), the EBITDA targets for the first and second Measurement Years in the Earn Out (as defined in the Merger Agreement) plan set forth in Exhibit F-1 to the Merger Agreement will be deemed to have been met completely and the Earn Out Payments (as defined in the Merger Agreement) in respect of such Measurement Years will be made pursuant to the schedule set forth therein. If such termination occurs after the first Measurement Year but prior to the end of the second Measurement Year, the EBITDA targets for the second Measurement

Year in the Earn Out plan set forth in Exhibit F-1 to the Merger Agreement will be deemed to have been met completely and the Earn Out Payment in respect of such Measurement Year will be made pursuant to the schedule set forth therein.

The foregoing description of the Merger Agreement, the Escrow Agreement and the Employment Agreement (collectively, the “Agreements”) does not purport to be complete and is qualified in its entirety by reference to each Agreement attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

The Agreements are provided to give investors information regarding the Agreements’ respective terms. They are not provided to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties and covenants contained in the Agreements were made only for purposes of those Agreements and as of specific dates, were solely for the benefit of the parties to those Agreements, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As of May 18, 2006, the Merger was completed, and Nutrio became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, the Company paid to the stockholders and optionholders of Nutrio $8.5 million ($250,000 of which will be held in escrow in satisfaction of any indemnification claims arising under the Merger Agreement) and will pay up to $2,500,000 in potential earn out payments based on Nutrio’s 2006 and 2007 financial performance. The amount of Merger consideration is also subject to working capital adjustments.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements of business acquired to be provided by amendment.

(b) Pro forma financial information.

Pro forma financial information to be provided by amendment.

(c) Exhibits.

10.1	Agreement and Plan of Merger dated as of May 15, 2006 (“Merger Agreement”) by and among eDiets.com, Inc., Nutrio Acquisition Corp., Nutrio.com, Inc. and Scot Hunter*(1)

10.2	Exhibit F-1 to the Merger Agreement

10.3	Escrow Agreement dated May 18, 2006, by and among eDiets.com, Inc., Scot Hunter, and Elliot P. Borkson, P.A.

10.4	Employment Agreement dated May 18, 2006, by and among eDiets.com, Inc. and Stephen Rattner

*	Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules have been omitted and will be provided to the Commission upon request.
(1)	Incorporated herein by reference to the exhibit 10.1 to the Company’s Form 8-K filed on May 16, 2006.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Robert T. Hamilton
Robert T. Hamilton
Interim Chief Executive Officer

Date: May 22, 2006

Exhibit Index

Exhibit No.	Description
10.2	Exhibit F-1 to the Agreement and Plan of Merger dated as of May 15, 2006 by and among eDiets.com, Inc., Nutrio Acquisition Corp., Nutrio.com, Inc. and Scot Hunter

10.3	Escrow Agreement dated Mat 18, 2006, by and among eDiets.com, Inc., Scot Hunter, and Elliot P. Borkson, P.A.

10.4	Employment Agreement dated May 18, 2006, by and among eDiets.com, Inc. and Stephen Rattner